UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Bryn Mawr Bank Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE
2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 16, 2020

The following Notice of Change of Location relates to the Annual Meeting of shareholders (the “2020 Annual Meeting”) of Bryn Mawr Bank Corporation (the “Corporation”) to be held on Thursday April 16, 2020 as described in in the annual meeting notice and proxy statement of the Corporation filed with the Securities and Exchange Commission on March 6, 2020 and furnished to shareholders of the Corporation in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the 2020 Annual Meeting. This supplement is being filed with the Securities and Exchange Commission to provide notice of a change of location of the 2020 Annual Meeting and is being made available to shareholders on or about March 27, 2020.

THE FOLLOWING NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 16, 2020
March 27, 2020
Dear Fellow Shareholders:

We hope this letter finds you and your loved ones well. We are writing because, due to the emerging health and safety considerations from the coronavirus outbreak (“COVID-19”), the Board of Directors (the “Board”) of Bryn Mawr Bank Corporation (the “Corporation”) has determined to change the location for the Corporation’s 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”), which is scheduled to take place on Thursday, April 16, 2020 at 11:00 A.M. The 2020 Annual Meeting will now take place at the Corporation’s headquarters at 801 Lancaster Ave., Bryn Mawr, Pennsylvania 19010 (“Corporate Headquarters”). In addition, in light of the recent “stay at home” order affecting Montgomery County, Pennsylvania, the Corporation is providing a virtual format option for attendance at the 2020 Annual Meeting.

As discussed in the Corporation’s previously distributed proxy materials related to the 2020 Annual Meeting, at the meeting, shareholders are being asked to elect directors, approve, on a non-binding, advisory basis, our 2019 named executive officer compensation, ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2020, and act upon such other business as may properly come before the meeting (we are not aware of any such other business at this time). The Corporation urges its shareholders of record to utilize the 2020 Annual Meeting proxy voting system available for record holders at www.envisionreports.com/BMTC, and its shareholders who hold in “street name” to follow the voting instructions provided by their broker or custodian. Please note that the previously distributed Notice of Internet Availability of Proxy Materials, and Proxy Card may still be used to vote shares in connection with the 2020 Annual Meeting.

Shareholders at the close of business on the record date, February 28, 2020, are entitled to attend and vote at the 2020 Annual Meeting. Shareholders can access the virtual format of the meeting at www.meetingcenter.io/269411530 with the password BMTC2020 by entering their 15-digit voting control number (“control number”). Shareholders who hold shares in “record” form can find their control number on their Proxy Card or Notice of Internet Availability of Proxy Materials. Shareholders who hold BMTC shares in “street name” through a broker or custodian must register in advance with the Corporation’s transfer agent, Computershare, in order to obtain a control number and access the virtual format of the meeting. To register, such shareholders must submit to Computershare their name, email address and proof of proxy power (legal proxy) reflecting their BMTC holdings, and must also include “BMTC Legal Proxy” in the subject or address line of the registration request. Registration requests should be sent to Computershare via email at legalproxy@computershare.com, or via U.S. mail at Computershare, BMTC Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Requests for registration must be received by Computershare no later than 5:00 p.m. Eastern Time on Monday, April 13, 2020. Shareholders will receive a confirmation of their registration by email from Computershare with a control number to be used to access the meeting at www.meetingcenter.io/269411530 with the password BMTC2020. Any questions regarding the virtual format of the meeting, or how to access it, should be directed to Computershare at (877) 238-6956.

For shareholders who intend to attend the 2020 Annual Meeting in person and are legally permitted to do so, the Corporation respectfully requests that they contact the Corporate Secretary’s Office at (610) 526-2303 or (484) 270-3029 no later than 5:00 p.m. Eastern Time on Monday, April 13, 2020 so that the Corporation can be appropriately prepared. The Corporation further requests that individuals (1) who have been in contact with someone diagnosed with COVID-19 within two weeks prior to the 2020 Annual Meeting, or (2) who are experiencing a fever, cough, difficulty breathing, or cold- or flu-like symptoms, refrain from attending the meeting in person and instead utilize the virtual format as described above. Note that, for health and safety reasons, no food or drinks will be served at the 2020 Annual Meeting.

As the Corporation and the Board continue to monitor and assess efforts to limit the impact of COVID-19, all future updates pertaining to the Corporation’s COVID-19 response in relation to the 2020 Annual Meeting will be found in press releases and our filings with the U.S. Securities Exchange Commission (the “SEC”).

Very truly yours,

Britton H. Murdoch	Francis J. Leto
Chairman	President & CEO